UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2025

BrooQLy Inc.
(Exact name of registrant as specified in its charter)

Nevada	86-2265420
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

10101 S. Robert Road, Suite 209 Palos Hills, Illinois	60465
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including area code: 718-705-8770

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company        ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

Item 1.01          Entry into a Material Definitive Agreement.

Item 2.01         Completion of Acquisition or Disposition of Assets.

Item 2.03         Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Item 3.02         Unregistered Sales of Equity Securities.

Asset Purchase Agreements

On April 1, 2025, BrooQLy Inc., a Nevada corporation (the “Company”), entered into two asset purchase agreements with Alpine 4 Holdings, Inc, a Delaware corporation (”Alpine 4”), and certain of Alpine 4’s subsidiaries.

Vayu US and Impossible Aerospace

The Company entered into an Asset Purchase Agreement (the “Vayu APA”) with Vayu (US) Inc. (“Vayu”) and Impossible Aerospace Corporation (“IAC,” and together with Vayu, the “Sellers”), and Alpine 4 as parent of the Sellers.

Pursuant to the Vayu APA, the Sellers agreed to sell and the Company agreed to purchase certain assets of the Sellers, comprising certain intellectual property, equipment, inventory, contracts, and goodwill related to the business of the Sellers (collectively, the “Vayu Assets”). The Vayu APA also listed certain assets that were excluded from the purchase, and certain liabilities for which the Company would not be responsible. The specific Vayu Assets purchased and sold are listed in Exhibit A to the Vayu APA.

The purchase price paid by the Company for the Vayu Assets included the assumption by the Company of $387,598 in liabilities as listed in the Vayu APA, and the payment of $2,974,167 in the form of a Convertible Note (the “Vayu Note”). Pursuant to the Vayu APA, the Vayu Note was issued directly to Alpine 4, and the Sellers assigned all rights to receipt of any consideration pursuant to the Note to Alpine 4.

Vayu Note

Pursuant to the Vayu APA, the Company issued the Vayu Note, in the principal amount of $2,974,167.  Under the terms of the Vayu Note, when the Company files an amendment to its Articles of Incorporation to create a Class B Common Stock, the Vayu Note will convert automatically into shares of the Company’s Class B Common Stock, at a conversion price of $0.95 per share.  The Vayu Note also provides that the shares of Class B Common Stock may be converted into shares of the Company’s Common Stock at a 1:1 ratio, at a rate of 20% per year, beginning 12 months after issuance.  Pursuant to the Vayu Note, the Company also has the right to repurchase unconverted shares of Class B Common Stock at a price rising from 100% of the face value ($0.95 per share) to 140% of the face value over the five years following the issuance of the Class B Common Stock by the Company.

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Global Autonomous Corporation

The Company also entered into an Asset Purchase Agreement (the “GAC APA”) with Global Autonomous Corporation (“GAC”), and Alpine 4 as the owner of 71.43% of GAC. (The additional shareholders of GAC were included as third party beneficiaries under the GAC APA.)

Pursuant to the GAC APA, the Sellers agreed to sell and the Company agreed to purchase certain assets of GAC, comprising certain equipment, software, inventory, contracts, and goodwill related to the business of GAC (collectively, the “GAC Assets”). The GAC APA also listed certain assets that were excluded from the purchase. The specific GAC Assets purchased and sold are listed in Exhibit A to the GAC APA.

The purchase price paid by the Company for the GAC Assets was $11,631,754 in the form of a Convertible Note (the “GAC Note”). Pursuant to the GAC APA, the GAC Note was issued directly to Alpine 4 and the minority shareholders of GAC, and the Sellers assigned all rights to receipt of any consideration pursuant to the Note to Alpine 4 and the minority shareholders.

GAC Note

Pursuant to the GAC APA, the Company issued the GAC Note, in the principal amount of $11,631,754.  Under the terms of the GAC Note, when the Company files an amendment to its Articles of Incorporation to create a Class B Common Stock, the GAC Note will convert automatically into shares of the Company’s Class B Common Stock, at a conversion price of $0.95 per share.  The GAC Note also provides that the shares of Class B Common Stock may be converted into shares of the Company’s Common Stock at a 1:1 ratio, at a rate of 20% per year, beginning 12 months after issuance.  Pursuant to the GAC Note, the Company also has the right to repurchase unconverted shares of Class B Common Stock at a price rising from 100% of the face value ($0.95 per share) to 140% of the face value over the five years following the issuance of the Class B Common Stock by the Company.

Item 7.01 Regulation FD Disclosure

On April 7, 2025, the Company issued a press release about the transactions described above. A copy of the Press Release is included herewith as Exhibit 99.

The information in this Item 7.01 of this Current Report on Form 8-K is being “furnished” and shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, and shall not be incorporated or deemed to be incorporated by reference into any filing by the Company under the Securities Act or the Exchange Act, regardless of any general incorporation language contained in such filing, unless otherwise expressly stated in such filing.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
10.1	Asset Purchase Agreement between BrooQLy Inc., Vayu (US) Inc., Impossible Aerospace Corporation, and Alpine 4 Holdings, Inc.
10.2	Asset Purchase Agreement between BrooQLy Inc., Global Autonomous Corporation, and Alpine 4 Holdings, Inc.
10.3	Convertible Promissory Note - Vayu (US) Inc.
10.4	Convertible Promissory Note - Global Autonomous Corporation
99	Press Release
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BrooQly Inc.

Date: April 7, 2025	By:	/s/ Kent Wilson
Title: CEO / Chairman of Board

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